EUREKA HUNTER HOLDINGS, LLC
CLASS B COMMON UNIT AGREEMENT
This Class B Common Unit Agreement (this “Agreement”), is made effective as of the Grant Date specified in the Award Letter to which this Agreement is attached (the “Award Letter”), between Eureka Hunter Holdings, LLC, a Delaware limited liability company (the “Company”), and you (“Holder”).
R E C I T A L S:
WHEREAS, the Company may issue Class B Common Units pursuant to the Amended and Restated Limited Liability Company Agreement of the Company, dated as of March 21, 2012 (as amended or supplemented from time to time, the “LLC Agreement”); and
WHEREAS, the Company desires to issue Class B Common Units to Holder, subject to the terms and conditions set forth in the LLC Agreement and this Agreement, which shall constitute part of an “Equity Incentive Plan” for purposes of the LLC Agreement.
NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Defined Terms. Capitalized terms used and not otherwise defined in this Agreement shall have the meanings set forth in the LLC Agreement or, to the extent provided herein, such terms shall have the meanings set forth in the Eureka Hunter Holdings, LLC Management Incentive Plan (as amended from time to time, the “Incentive Plan”).

2.Issuance of Interests. Subject to the terms and conditions of the LLC Agreement and the additional terms and conditions set forth in this Agreement, the Company hereby issues to Holder the number of Class B Common Units set forth in the Award Letter. Subject to the terms of the LLC Agreement, Holder (a) shall be the record owner of the Class B Common Units issued hereunder and (b) as record owner, shall be entitled to all rights, obligations, terms and conditions of a Class B Member, as set forth in the LLC Agreement. The Class B Common Units issued pursuant to this Agreement shall be subject to all restrictions on Class B Common Units under the LLC Agreement. In the event of a conflict between the terms and conditions set forth in this Agreement and the terms and conditions of the LLC Agreement, the terms and conditions set forth in this Agreement shall control. Each Class B Common Unit issued under this Agreement has a Baseline Value of $20.00 and is intended, where legally practicable, to constitute a “profits interest” within the meaning of Rev. Proc. 93-27, 1993-2 C.B. 343 and Rev. Proc. 2001-43, 2001-2 C.B. 191 (or the corresponding requirements of any subsequent guidance promulgated by the Internal Revenue Service or other applicable law), and thus the capital account associated with each such Class B Common Unit at the time of its issuance shall be equal to zero dollars ($0.00).

3.Vesting.

(a)Unvested Class B Common Units. The Class B Common Units issued pursuant to this Agreement shall initially be unvested and subject to a substantial risk of forfeiture upon the Holder’s termination of employment (except as otherwise provided in Section 3(c) below), and will become vested in accordance with the provisions of Sections 3(b) and 3(c) below.

(b)Vesting Schedule. The Class B Common Units issued pursuant to this Agreement will become vested in accordance with the vesting schedule set forth in the following table; provided, that the Holder remains continuously employed by the Company or an Affiliate thereof from the Grant Date through each vesting date set forth below:

Vesting Date	Cumulative Portion of Class B Common Units That Are Vested
1st Anniversary of Grant Date	20%
2nd Anniversary of Grant Date	40%
3rd Anniversary of Grant Date	60%
4th Anniversary of Grant Date	80%
5th Anniversary of Grant Date	100%

Upon vesting in accordance with the vesting schedule set forth in this Section 3(b), such vested Class B Common Units shall no longer be subject to the restrictions on unvested Class B Common Units, but shall remain subject to the restrictions on the Class B Common Units, in general, under the LLC Agreement and to the restrictions specified in this Agreement, including but not limited to the provisions of Section 5 hereof providing for forfeiture of Class B Common Units (whether vested or unvested) in the event of termination of Holder’s employment with the Company and its Affiliates under certain circumstances as described therein.
(c)Liquidity Event.

(i)Upon the occurrence of a Liquidity Event (as defined in the Incentive Plan), 100% of the Class B Common Units issued pursuant to this Agreement will automatically vest in full immediately prior to the occurrence of such Liquidity Event, as long as Holder has remained continuously employed by the Company or an Affiliate thereof from the Grant Date through the date of the Liquidity Event.

(ii)Notwithstanding anything to the contrary in this Agreement or the LLC Agreement, if (A) Holder’s employment with the Company and its Affiliates is terminated by the Company or an Affiliate, as applicable, without Cause (as defined in the Incentive Plan) or due to Holder’s death or Disability (as defined in the Incentive Plan), and (B) within six months following the date of such termination of employment, a Liquidity Event occurs, then Holder shall be treated, for purposes of Section 3(c)(i) above, as remaining continuously employed by the Company or an Affiliate thereof from the Grant Date through the date of the Liquidity Event. In the event of Holder’s termination of employment for any reason other than in the specific circumstances described in the preceding sentence, then Holder shall not become vested in any unvested Class B Common Units held by Holder immediately prior to Holder’s termination of employment, and such unvested Class B Common Units shall be forfeited to the Company without any consideration therefor immediately upon such termination of employment without any further action on the part of the Company or Holder.

4.Distributions on Class B Common Units. Distributions, if any, with respect to the Class B Common Units issued pursuant to this Agreement will be made in accordance with, and subject to, Section 10.1 of the LLC Agreement, including but not limited to Section 10.1(c)(i) (which provides that cumulative amounts distributed with respect to other Units must first equal the Baseline Value), Section 10.1(c)(ii) (regarding segregated accounts for Unvested Distribution Amounts), Section 10.6 (regarding Tax Distributions) and Article 13 (with respect to liquidating distributions or a Change of Control) of the LLC Agreement; provided, that, no distributions shall be made with respect to the Class B Common Units unless and until a Liquidity Event has occurred (other than Tax Distributions in accordance with Section 10.6 of the LLC Agreement). Unless otherwise determined by the Board, any distributions made in connection with a Qualified Public Offering will be made partially in common Equity Securities of the entity completing such Qualified Public Offering and partially in cash (to the extent of Available Cash), with the amount of cash distributed not to exceed the amount needed to satisfy any minimum statutory withholding requirements associated with such distributions.

5.Forfeiture and Resale Obligations.

(a)Except as otherwise provided in Section 5(b) below, if Holder’s employment with the Company and its Affiliates is terminated for any reason, then all Class B Common Units held by Holder (whether vested or unvested) shall be forfeited to the Company without any consideration therefor immediately upon such termination of employment without further action on the part of the Company or Holder.

(b)If Holder’s employment with the Company and its Affiliates is terminated by the Company or an Affiliate, as applicable, without Cause or due to Holder’s death or Disability, then (i) all Class B Common Units held by Holder that are unvested as of the date of termination shall be forfeited to the Company without consideration therefor immediately upon such termination of employment without further action on the part of the Company or Holder (but subject to the special vesting provisions that apply in connection with a Liquidity Event pursuant to Section 3(c)(ii)), and (ii) all Class B Common Units held by Holder that are vested as of the date of termination (including any Class B Common Units that may subsequently become vested in accordance with Section 3(c)(ii)) shall be retained by Holder. The Company will have the right (but not the obligation) to repurchase at any time following the date of Holder’s termination of employment, and Holder (which, for purposes of this Section 5, shall include where appropriate any other Person to whom Holder may have Transferred Class B Common Units in accordance with the LLC Agreement) shall be required to sell, all or a portion (as determined by the Board) of the vested Class B Common Units (including any Class B Units that may become vested in accordance with Section 3(c)(ii)) or other Units of such Holder, for the fair market value of such vested Class B Common Units or other Units as reasonably determined by the Board in good faith (the “Fair Market Value”) as of date the Company elects to repurchase such Class B Common Units or other Units.

(c)In order to exercise the right to repurchase pursuant to Section 5(b), the Board shall deliver written notice to Holder, in which notice the Board shall set forth its determination of the Fair Market Value at which Class B Common Units or other Units shall be repurchased. Holder shall have the right to dispute in writing the Board’s determination of Fair Market Value within thirty (30) days following receipt of the Board’s determination (the “Notice Period”). If the Company has not received written notice of such a dispute within the Notice Period, the Fair Market Value as determined by the Board shall be deemed final. If the Company has received written notice of such dispute within the Notice Period, then the Company and the Holder shall, for an additional thirty (30) days following receipt of such written notice of dispute (the “Resolution Period”), attempt to reach agreement on the applicable Fair Market Value. If no resolution of this dispute is finalized within the Resolution Period, the Board’s determination of Fair Market Value shall be submitted for review and final determination by an independent valuation firm (the “Independent Valuation Firm”) selected by the Board. The Independent Valuation Firm shall review all relevant data, including any necessary books and records of the Company, to determine the changes to the Fair Market Value calculation, if any, necessary to resolve only the disputed items or amounts. The determination by the Independent Valuation Firm shall be made as promptly as practicable, but in no event beyond thirty (30) days from its engagement, and shall be final and binding. If the final Fair Market Value as determined by the Independent Valuation Firm is ten percent (10%) or more lower than the Fair Market Value determined by the Board, the costs of the Independent Valuation Firm shall be borne by Holder. If the final Fair Market Value as determined by the Independent Valuation Firm is ten percent (10%) or more higher than the Fair Market Value as determined by the Board, the costs of the Independent Valuation Firm shall be borne by the Company or an Affiliate thereof, as determined in the discretion of the Board. If the final Fair Market Value as determined by the Independent Valuation Firm is any other amount, the costs of the Independent Valuation Firm shall be borne fifty percent (50%) by the Company (or an Affiliate thereof) and fifty percent (50%) by Holder.

(d)Within thirty (30) days following the final determination of the Fair Market Value as provided above, the Company shall give written notice to Holder of the number of vested Class B Common Units or other Units that are subject to repurchase pursuant to Section 5(b) (the “Subject Interests”), whether the Company is electing to repurchase any or all of the Subject Interests, and the final Fair Market Value. The date such notice is received by Holder shall constitute the “Purchase Notice Date.”

(e)In the event the Company elects to repurchase all or any portion of the Subject Interests, the Company shall set a reasonable place and time for the closing of the repurchase of such Subject Interests, which shall be not less than fifteen (15) days nor more than forty-five (45) days after the Purchase Notice Date.
(f)Any payment of the aggregate Fair Market Value for the Subject Interests by the Company shall be made in the form of cash, check payable to Holder, or in such other form of payment as may be reasonably determined by the Board in its sole discretion. Upon payment of such Fair Market Value by the Company, such Subject Interests shall automatically be repurchased without further action by the Company, Holder or any other Person, and reassigned to the Company or an Affiliate thereof, as determined at the discretion of the Board.

(g)Holder shall execute and deliver all documentation and agreements reasonably requested by the Company to reflect a repurchase of the Subject Interests pursuant to this Agreement, but neither the failure of Holder to execute or deliver any such documentation, nor the failure of Holder to deposit the Company’s check (if applicable) shall affect the validity of a repurchase of the Subject Interests pursuant to this Agreement.

(h)In connection with any repurchase of the Subject Interests hereunder, Holder shall not be required to make any representations, warranties or indemnities, other than customary representations, warranties and indemnities concerning (i) Holder’s valid ownership of the Subject Interests, free of all liens and encumbrances (excluding those arising under applicable securities laws), (ii) Holder’s authority, power and right to enter into and consummate the sale of any Subject Interests without violating any other agreement to which Holder is a party or by which his assets are bound, and (iii) compliance with applicable laws.

(i)Any Class B Common Units that are repurchased or forfeited pursuant to Section 5(a) or (b) shall be cancelled upon such repurchase or forfeiture, respectively, and shall not thereafter be treated as issued and outstanding for any purpose under this Agreement but shall, for the avoidance of doubt, be treated as authorized for purposes of this Agreement.

6.Representations and Warranties of Holder and the Company.

(a)Holder represents and warrants to the Company as follows:

(i)that this Agreement constitutes the legal, valid and binding obligation of Holder, enforceable in accordance with its terms, and that the execution, delivery, and performance of this Agreement by Holder does not and will not conflict with, violate, or cause a breach of any agreement, contract, or instrument to which Holder is a party or any judgment, order, or decree to which Holder is subject;

(ii)that Holder believes that Holder has received all the information Holder considers necessary in connection with his execution of this Agreement, that Holder has had an opportunity to ask questions and receive answers from the Company and Holder’s independent counsel regarding the terms, conditions, and limitations set forth in this Agreement and the business, properties, prospects, and financial condition of the Company and its Subsidiaries and to obtain additional information (to the extent the Company possesses such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to Holder or to which Holder had access; and

(iii)that Holder understands that the Class B Common Units are not registered under the Securities Act on the ground that registration is not applicable or the grant provided for in this Agreement and the issuance of securities or rights hereunder is exempt from registration under the Securities Act pursuant to section 4(2) thereof or pursuant to Rule 701 promulgated thereunder.

(b)The Company represents and warrants to Holder that this Agreement constitutes the legal, valid, and binding obligation of the Company, enforceable in accordance with its terms, and that the execution, delivery, and performance of this Agreement by the Company does not and will not conflict with, violate, or cause a breach of any agreement, contract, or instrument to which the Company is a party or any judgment, order, or decree to which the Company is subject.

7.Notices. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered, or sent by internationally recognized overnight or second-day courier service with proof of receipt maintained, at the following addresses (or any other address that any party may designate by written notice to the other party, in accordance herewith, except that such notice shall be effective only upon receipt):

If to the Company, to:     Eureka Hunter Holdings, LLC
c/o Magnum Hunter Resources Corporation
777 Post Oak Boulevard, Suite 650
Houston, Texas 77056
Facsimile No.: 832.203.4551
Email: pjohnston@magnumhunterresources.com
Attention: Paul Johnston
If to Holder, to:        The current address for Holder in the Company’s
records.

Any such notice shall, if delivered personally, be deemed received upon delivery; and shall, if delivered by internationally recognized overnight or second-day courier service, be deemed received on the second business day after being sent.

8.Class B Common Units Subject to LLC Agreement. As a condition of the issuance of the Class B Common Units, Holder will become a party to the LLC Agreement. By entering into this Agreement, Holder agrees and acknowledges that (a) Holder has received and read the copy of the LLC Agreement enclosed with this Agreement, (b) the Class B Common Units are subject to the LLC Agreement, the terms and provisions of which are hereby incorporated herein by reference, subject to Section 2 and any qualifications/modifications set forth herein, (c) Holder shall execute, and return to the Company, a counter-signature page to the LLC Agreement, and (d) the Class B Common Units may only be Transferred in accordance with the LLC Agreement. The Class B Common Units do not entitle Holder to vote or consent with respect to any matters submitted to a vote or requiring consent of the Members, other than on matters that adversely affect Class B Members as a class in a manner that is disproportionate to the Class A Members as a class and the Preferred Members as a class, in accordance with the terms of the LLC Agreement.

9.No Right to Continued Service. This Agreement shall not be construed as giving Holder the right to be retained in the employ of, or to continue to provide services to, the Company or any of its Affiliates.

10. 83(b) Election. In accordance with Section 3.2(f) of the LLC Agreement, Holder acknowledges and agrees to make an election under section 83(b) of the Code (substantially in the form attached hereto as Appendix I), to file such election with the Internal Revenue Service within 30 days of the Grant Date, and to consult with his tax advisor to determine the tax consequences of filing such an election under section 83(b) of the Code. Holder acknowledges that it is his sole responsibility, and not the responsibility of the Company or any Affiliate to file the election under section 83(b) of the Code even if Holder requests the Company or its managers, directors, officers, employees and authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) to assist in making such filing.

11.Entire Agreement. This Agreement and the Award Letter, together with the LLC Agreement, constitute the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersedes all prior communications, representations and negotiations with respect thereto.

12.Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by and against Holder, the Company and their respective successors, assigns, heirs, representatives and estates, as the case may be (including subsequent holders of Class B Common Units granted to Holder); provided, however, that rights and obligations of Holder under this Agreement shall not be assignable except in connection with a Transfer of Class B Common Units granted to Holder permitted under the LLC Agreement. Notwithstanding anything else in this Agreement or in the LLC Agreement (a) each of the Class B Common Units that is initially held by Holder shall remain subject to the terms of the LLC Agreement and this Agreement, regardless of who holds such Class B Common Units and (b) the effect that the employment of Holder by the Company or any of its Affiliates or events related to such employment have on the rights of and restrictions on Class B Common Units, including vesting, and the rights of the Company with regard to Class B Common Units under this Agreement, shall not be altered by any Transfer of any Class B Common Units. For the avoidance of doubt, each Transferee of Holder who acquires Class B Common Units from Holder in accordance with the LLC Agreement shall be subject to the provisions of this Agreement as if such Transferee were a party to this Agreement.

13.Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto and the estate, legal representative, or guardian of any individual party hereto, any rights or remedies under or by reason of this Agreement.

14.Survival of Representations, Warranties, and Agreements. All representations, warranties, and agreements contained herein shall survive the consummation of the transactions contemplated hereby and the termination of this Agreement.

15.Adjustment. In the event that the Board determines that any distribution (whether in the form of cash, Units, other securities, or other property), recapitalization, split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Units or other securities of the Company, issuance of warrants or other rights to purchase Units or other securities of the Company, or other similar transaction or event affects the Units such that an adjustment is determined by the Board to be appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under this Agreement, then the Board shall, in such manner as it may deem equitable, in its sole discretion, adjust any or all of the terms of this Agreement and/or the number of outstanding Class B Common Units or, if deemed appropriate, make provision for a cash payment to the Holder of an outstanding Class B Common Unit.

16.Governing Law; Waiver of Jury Trial. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY COURT OF APPROPRIATE JURISDICTION IN THE STATE OF DELAWARE AND THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF EACH SUCH COURT IN ANY SUCH DISPUTE. THE COMPANY AND HOLDER WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. THE COMPANY AND HOLDER AGREE (a) THAT EITHER OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY, AND BARGAINED-FOR AGREEMENT BETWEEN THE COMPANY AND HOLDER TO IRREVOCABLY WAIVE TRIAL BY JURY AND (b) THAT ANY DISPUTE BETWEEN THE PARTIES RELATING TO THIS AGREEMENT SHALL INSTEAD BE TRIED BY A COURT OF COMPETENT JURISDICTION SITTING WITHOUT A JURY.

17.Acknowledgment. Holder hereby acknowledges that the Company makes no promises, representations, inducements, or statements regarding the growth of the Company or the future value of the Class B Common Units and that the future value of the Class B Common Units cannot be predicted and, therefore, is not guaranteed by the Company.

18.Amendment and Waiver. The provisions of this Agreement may be amended, modified or waived only with the prior written consent of the Company and Holder, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall be construed as a waiver of such provisions or affect the validity, binding effect or enforceability of this Agreement or any provision hereof.

19.Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction by reason of applicable law shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

APPENDIX I
SECTION 83(b) ELECTION FORM
ELECTION TO INCLUDE CLASS B COMMON UNITS
IN GROSS INCOME PURSUANT TO SECTION 83(b) OF THE
INTERNAL REVENUE CODE

The undersigned was issued Class B Common Units of Eureka Hunter Holdings, LLC (the “Company”) on [____, 201__]. The undersigned desires to make an election to have the Class B Common Units taxed under the provisions of section 83(b) of the Internal Revenue Code of 1986, as amended (“Code §83(b)”), at the time such Class B Common Units were issued.
Therefore, pursuant to Code §83(b) and Treasury Regulation §1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Class B Common Units (described more fully in Paragraph 2 below), to report as taxable income for calendar year [2014] the excess, if any, of the Class B Common Units’ fair market value on [_____, 201__] over the purchase price thereof, if any.
The following information is supplied in accordance with Treasury Regulation §1.83-2(e):

1.The name, address and social security number of the undersigned:
___________________________________________________
___________________________________________________                            ___________________________________________________

SSN/TIN:    ____________________________________
2.A description of the property with respect to which the election is being made:
_______________________Class B Common Units of the Company
3.The date on which the property was transferred: [_____, 201__]. The taxable year for which such election is made: calendar year [2014].

4.The restrictions to which the property is subject: The Class B Common Units are subject to a time-based vesting schedule. If the undersigned ceases to be employed by the Company or its Affiliates under certain circumstances, all or a portion of the Class B Common Units may be subject to forfeiture or repurchase by the Company. The Class B Common Units are also subject to transfer restrictions.

5.The aggregate fair market value on [______, 201__], of the property with respect to which the election is being made, determined without regard to any lapse restrictions: $0.00.

6.The aggregate amount paid for such property: $0.00.

7.A copy of this election has been furnished to the Secretary of the Company pursuant to Treasury Regulations §1.83-2(e)(7).

Dated: _______________, 2014                        _____________________________________
Name: